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                                 EXHIBIT 23(e)

                       CONSENT OF BERWIND FINANCIAL, L.P.
                       ----------------------------

  We hereby consent to the inclusion of our fairness opinion dated June ___, 1997 as an Exhibit to The Peoples Bank of Elkton/Fulton Financial Corporation Proxy Statement/Prospectus and to the references to our firm contained herein.


June 3, 1997